UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2013, the Board of Directors of The Charles Schwab Corporation (“CSC”) approved the 2013 Stock Incentive Plan, subject to stockholder approval. At the Annual Meeting of Stockholders of CSC held on May 16, 2013, stockholders approved the 2013 Stock Incentive Plan (the “Plan”). A complete copy of the Plan is attached as Exhibit 10.360 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of CSC was held on May 16, 2013.

(b)	All nominees for election as a director were elected, and each nominee received more “for” votes than “against” votes cast for his or her election. The proposals for ratification of CSC’s independent auditors, for the advisory vote on executive compensation, and for the approval of the 2013 Stock Incentive Plan were approved. The stockholder proposal regarding political contributions and the stockholder proposal regarding proxy access were not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) Stephen A. Ellis	1,088,416,574	5,016,601	1,845,361	100,937,977
	(b) Arun Sarin	1,055,933,514	37,527,056	1,817,966	100,937,977
	(c) Charles R. Schwab	1,064,631,028	29,215,492	1,432,016	100,937,977
	(d) Paula A. Sneed	1,051,266,527	42,296,933	1,715,076	100,937,977
2	Ratification of Independent Auditors	1,179,566,391	14,797,820	1,852,302	—
3	Advisory Approval of Named Executive Officer Compensation	1,002,567,759	85,870,204	6,838,821	100,939,729
4	Approval of 2013 Stock Incentive Plan	1,036,890,899	55,588,419	2,797,466	100,939,729
5	Stockholder Proposal on Political Contributions	231,559,810	682,295,626	181,422,600	100,938,477
6	Stockholder Proposal Regarding Proxy Access	345,329,615	744,701,456	5,246,965	100,938,477

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.360	The Charles Schwab Corporation 2013 Stock Incentive Plan, effective as of May 16, 2013.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 21, 2013	By:	/s/ Joseph R. Martinetto

Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.360	The Charles Schwab Corporation 2013 Stock Incentive Plan, effective as of May 16, 2013.